UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

PARTS iD, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On March 6, 2023 (the “Initial Closing Date”), PARTS iD, Inc., a Delaware corporation (the “Company”), entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) whereby the Company agreed to issue and sell to certain investors (collectively, the “Investors”), in a private placement, (i) an aggregate principal amount of up to $10 million in junior secured convertible promissory notes (the “Convertible Notes”) and (ii) an aggregate of up to two million warrants to purchase the Company’s common stock at an exercise price of $0.50 per share (the “Warrants”), in one or more closings pursuant to the terms of the Purchase Agreement. All of the disinterested directors of the Company’s Board of Directors, as well as the disinterested directors of the Audit Committee, reviewed and approved the terms of the Purchase Agreement, Convertible Notes and Warrants. As of the Initial Closing Date, the Company issued and sold (i) an aggregate principal amount of $2,900,000 of Convertible Notes and (ii) an aggregate of 580,000 Warrants, of which $2,650,000 of Convertible Notes and 530,000 Warrants were purchased by entities affiliated with certain directors, officers and beneficial owners of the Company.

The Convertible Notes accrue interest at 7.75% per annum, compounded semi-annually and such interest may be paid at the option of the Company either in cash or common stock. Upon the Company’s sale and issuance of equity or equity-linked securities pursuant to which the Company receives aggregate gross proceeds of at least $3 million (a “Qualified Equity Financing”), the Convertible Notes are mandatorily convertible into shares of such equity securities sold in the Qualified Equity Financing. The Company may, at its option, redeem the Convertible Notes (including the outstanding principal and any accrued but unpaid interest thereon) for cash, in full or in part, if the Convertible Notes have otherwise not been converted within 180 days of the date of issuance. In addition, upon a Change of Control (as defined in the Convertible Notes) of the Company, the Convertible Notes shall be repaid in full at or before the closing of such transaction in cash.

The Convertible Notes are strictly subordinated to the (i) senior secured indebtedness incurred or owed by the Company pursuant to that certain Loan and Security Agreement, dated as of October 21, 2022, by and among the Company, its subsidiary PARTS iD, LLC, a Delaware limited liability company and JGB Collateral, LLC, a Delaware limited liability company, in its capacity as collateral agent and the several financial institutions or entities that from time to time become parties thereto, as amended by that certain Amendment to Loan and Security Agreement, dated as of February 22, 2023 (the “Loan Agreement”); and (ii) the Permitted Litigation Indebtedness (as defined in the Loan Agreement).

Subject to the subordination provisions described above and more fully described in the Convertible Notes, the Convertible Notes are secured by a junior security interest in all of the Company’s right, title, and interest in and to all of the Company’s assets. The Convertible Notes mature on March 6, 2025.

The Warrants will expire after 5 years from the date of issuance and may not be exercised on a cashless basis. The Warrants provide that a holder of Warrants will not have the right to exercise any portion of its Warrants, if such holder, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Exchange Act would beneficially own in excess of 4.99%, of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company, with any such increase not taking effect until the sixty-first day after such notice is delivered to the Company but not to any percentage in excess of 9.99%; provided that any holder of the Warrants that beneficially owns in excess of 19.99% of the number of shares of the Common Stock outstanding on the issuance date of the Warrants shall not be subject to the Beneficial Ownership Limitation.

The Company intends to use the proceeds from the issuance of the Convertible Notes and the Warrants for working capital purposes and the repayment of current indebtedness.

The Convertible Notes and the Warrants were issued by the Company in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and have not been registered under the Securities Act.

The foregoing descriptions of the Purchase Agreement, Convertible Notes and the Warrants thereby are not complete and are subject to, and qualified in their entirety by reference to, the full text of the Purchase Agreement, the form of Convertible Note and the form of Warrant, the forms of which are included as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, respectively, and are incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Note and Warrant Purchase Agreement, dated as of March 6, 2023, by and between the Company and the Purchasers party thereto.
10.2	Form of Convertible Note, dated as of March 6, 2023.
10.3	Form of Common Stock Purchase Warrant, dated as of March 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS ID, INC.

Date: March 6, 2023	By:	/s/ John Pendleton
		Name:	John Pendleton
		Title:	Interim Chief Executive Officer &
Executive Vice President, Legal & Corporate Affairs

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